Exhibit 99.1

Stran & Company Signs Definitive Agreement to Acquire Trend Brand Solutions

Proposed acquisition expected to expand Stran’s geographic presence in the South

Quincy, MA / July 14, 2022 / Stran & Company, Inc. (“Stran” or the “Company”) (NASDAQ: STRN) (NASDAQ: STRNW), a leading outsourced marketing solutions provider that leverages its promotional products and loyalty incentive expertise, today announced the signing of a definitive asset purchase agreement relating to the acquisition of the assets and business of Trend Brand Solutions (“Trend”). The agreement contemplates the retention of all Trend employees and Mr. Michael Krauser, Chief Executive Officer of Trend, will become Stran’s Regional Vice President, leading Stran’s Texas region operations. The acquisition is expected to close in the third quarter of 2022.

Trend is a leading global brand solutions company strategically headquartered in Tomball, Texas. Trend has a demonstrated record of delivering on customers’ brand marketing needs and developing solutions that are creative, original, dependable, cost-effective, and that meet or exceed product safety standards. Formed in 2010, Trend has evolved with the changing needs of customers within the promotional products industry by eliminating common barriers and obstacles through utilization of its proprietary technologies solution, SMART BUY custom buying sites. Trend is vertically integrated to deliver efficiency and convenience to each client relationship. Annually, Trend builds over 100 SMART BUY sites while managing over 35,000 website transactions and shipping over 8,000 orders from inventory. Trend ships globally from its Houston, Texas area distribution center and has international factory partnerships to source as close to the end user as possible.

“We are excited to acquire Trend, as they bring an established platform and customer base,” commented Andy Shape, President and Chief Executive Officer of Stran. “This agreement to acquire Trend illustrates our commitment to growth through meaningful and complementary acquisitions. Trend is a perfect fit for Stran as it broadens our presence within the South, especially within the Houston area, which is home to two dozen Fortune 500 companies and ranks third among metro areas in Fortune 500 headquarters locations.1 Given Mike’s demonstrated track record, along with his team, we are excited to welcome them to the Stran family and look forward to building on Stran and Trend’s histories of success in the market.”

Trend’s Mr. Krauser stated, “This is an exciting time to be joining the Stran team as they have established themselves as a leader within the industry and are committed to growth and expansion around the nation. Trend is proud to become part of this growth and I’m thrilled that I will be leading Stran’s Texas region to create additional awareness of Stran in this growing market.”

The closing of the acquisition is subject to customary closing conditions.

About Stran

Over the past 27 years, Stran has grown to become a leader in the promotional products industry, specializing in complex marketing programs to help recognize the value of promotional products, branded merchandise and loyalty incentive programs as a tool to drive awareness, build brands and impact sales. Stran is the chosen partner of many Fortune 500 companies, across a variety of industries, to execute their promotional marketing, loyalty and incentive, sponsorship activation, recruitment, retention, and wellness campaigns. Stran provides world-class customer service and utilizes cutting-edge technology, including efficient ordering and logistics technology to provide order processing, warehousing and fulfillment functions. The Company’s mission is to develop long-term relationships with its clients, enabling them to connect with both their customers and employees in order to build lasting brand loyalty. Additional information about the Company is available at: www.stran.com.

Forward Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the public offering filed with the SEC and other reports filed with the SEC thereafter. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Contacts:

Investor Relations Contact:

Crescendo Communications, LLC

Tel: (212) 671-1021

STRN@crescendo-ir.com

Press Contact:

Howie Turkenkopf
press@stran.com